UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to § 240.14a-12

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:
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4)	Date Filed:

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Village Bank and Trust Financial Corp. to be held on May 22, 2012 at 10:00 a.m. Eastern Daylight Time at Village Bank at Watkins Centre, 15521 Midlothian Turnpike, Midlothian, Virginia.  At the annual meeting, you will be asked to:

•	elect four directors for a term of three years each;
•	approve, in an advisory (non-binding) vote, the executive compensation disclosed in this proxy statement;
•	ratify the appointment of BDO USA, LLP, as Village Bank and Trust Financial Corp’s independent registered public accounting firm for Village Bank and Trust Financial Corp. for 2012; and
•	transact such other business as may properly come before the annual meeting.

Enclosed with this letter is a formal notice of the annual meeting, a Proxy Statement and a proxy card.  Whether or not you plan to attend in person, it is important that your shares be represented at the annual meeting.  Please complete, sign, date and return promptly the proxy card that is enclosed in this mailing.  If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the annual meeting, you may do so and your proxy will have no further effect.

We appreciate your continued support and look forward to seeing you at the annual meeting.

Sincerely,

Thomas W. Winfree
President and Chief Executive Officer
Midlothian, Virginia
April 19, 2012

VILLAGE BANK AND TRUST FINANCIAL CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2012

YOU ARE HEREBY NOTIFIED of and invited to attend the annual meeting of shareholders of Village Bank and Trust Financial Corp., a Virginia corporation, to be held on May 22, 2012 at 10:00 a.m. Eastern Daylight Time at Village Bank at Watkins Centre, 15521 Midlothian Turnpike, Midlothian, Virginia for the purpose of considering and voting upon the following:

1.	The election of four directors for a term of three years each;

2.	The approval, in an advisory (non-binding) vote, of the executive compensation disclosed in this proxy statement;

3.	The ratification of the appointment of BDO USA, LLP as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2012; and

4.	To transact any other business as may properly come before the Village Bank and Trust Financial Corp. annual meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 5, 2012 as the record date for determination of our shareholders entitled to receive notice of and to vote at the annual meeting. The annual meeting may be adjourned or postponed from time to time upon approval of our shareholders without any notice other than by announcement at the annual meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed annual meeting.

By Order of the Board of Directors,

C. Harril Whitehurst, Jr.
Senior Vice President, Chief Financial
Officer, Corporate Secretary

Midlothian, Virginia
April 19, 2012

IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2012

The proxy statement and the fiscal 2011 annual report to shareholders on Form 10-K are available at www.villagebank.com/proxy.html.

PROXY STATEMENT OF
VILLAGE BANK AND TRUST FINANCIAL CORP.
15521 Midlothian Turnpike
Midlothian, Virginia 23113

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Village Bank and Trust Financial Corp. to be used at the annual meeting of shareholders to be held on May 22, 2012 at 10:00 a.m. Eastern Daylight Time at Village Bank at Watkins Centre, 15521 Midlothian Turnpike, Midlothian, Virginia. The notice of annual meeting, the proxy card, and this proxy statement are being first mailed on or about April 19, 2012, to shareholders of record of Village Bank and Trust Financial Corp. common stock as of the close of business on April 5, 2012.

Who Can Vote

You can vote at the annual meeting if you owned shares of Village Bank and Trust Financial Corp. common stock, par value $4.00 per share, as of the close of business on April 5, 2012 (Record Date). Each share of common stock is entitled to one vote. The number of shares outstanding on the Record Date was 4,251,795. When you give Village Bank and Trust Financial Corp. your proxy, you authorize Village Bank and Trust Financial Corp. to vote your shares per your instructions whether or not you attend the annual meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.

Executing Your Right to Vote

By completing and returning the enclosed proxy card in time to be voted at the annual meeting, the shares represented by it will be voted in accordance with the instructions marked on the card. Signed but unmarked proxies will be voted on all business matters as recommended by the board of directors.  A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to Village Bank and Trust Financial Corp. of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors and the advisory vote on executive compensation without instructions from the beneficial owner; therefore, there may be broker nonvotes on Proposals One and Two.  We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal Three; therefore, no broker nonvotes are expected to exist in connection with that proposal.

Abstentions and broker nonvotes will not count as votes cast in the election of directors or in the votes on approving executive compensation and ratifying the appointment of independent public accountants. Therefore, abstentions and broker non-votes will have no effect on the voting on these matters at the meeting.

The board of directors does not know of any other matters that are to come before the annual meeting except for incidental, procedural matters. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy card will vote the shares represented by each proxy on such matters as determined by a majority of the board of directors.

Costs of Proxy Solicitation

The cost of soliciting proxies will be borne by Village Bank and Trust Financial Corp. In addition to the solicitation of proxies by mail, Village Bank and Trust Financial Corp. also may solicit proxies through its directors, officers, and employees. Village Bank and Trust Financial Corp. also will request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

Changing Your Vote

Your presence at the annual meeting will not automatically revoke your proxy. However, you may revoke a proxy at any time prior to its exercise by 1) filing a written notice of revocation with C. Harril Whitehurst, Jr., Secretary, which may be sent to Mr. Whitehurst’s attention at 15521 Midlothian Turnpike, Suite 200, Midlothian, VA 23113; or 2) delivering to Village Bank and Trust Financial Corp. a duly executed proxy bearing a later date; or 3) attending the annual meeting and casting a ballot in person.

PROPOSAL ONE – ELECTION OF DIRECTORS

The board of directors consists of twelve directors. Four members of the board of directors have been nominated for election as directors at the annual meeting for a three-year term ending in 2015. Eight other directors are serving terms that end in either 2013 or 2014, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors.  If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the nominees named below.  If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this proxy statement and has agreed to serve, if elected.  The board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve.  If, at the time of the annual meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the board of directors.  There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected.  No family relationships exist among any of the directors or between any of the directors and executive officers of Village Bank and Trust Financial Corp.

The following biographical information discloses each nominee’s age, business experience in the past five years and the year each individual was first elected to the board of directors of Village Bank and Trust Financial Corp. or its predecessor and current subsidiary, Village Bank.  In addition, the following information includes the particular experience, qualifications, attributes or skills that led the board of directors to conclude that the person should serve as a director.  Unless otherwise specified, each nominee has held his current position for at least five years.

Nominee for Election as Directors
Whose Terms Will Expire in 2015 (Class C)

Donald J. Balzer, Jr., 57, has been a director since 1998.  Mr. Balzer is a member of the board of directors of Balzer & Associates, Inc., an architectural, engineering, surveying and landscape architectural firm. He is a Licensed Professional Engineer and served as President of Balzer & Associates, Inc. until his retirement in 2005. He currently serves as President of Cross Creek Development Corp. and is a Class A Licensed Contractor with Benchmark Construction. These responsibilities allow Mr. Balzer to bring financial, investment, and real estate development experience to the board of directors.  He is a member of the Executive Committee and Directors’ Loan Committee.

Michael A. Katzen, 58, has been a director since 2008 when River City Bank merged with Village Bank. He formerly served as a director of River City Bank. Mr. Katzen is a partner in the law firm of Katzen & Frye, P.C.  His experience with real estate law provides the board of directors with expertise in evaluating significant loan relationships as well as working out nonperforming loans collateralized by real estate. Mr. Katzen serves as Chairman of the Strategic Planning Committee and also as a member of the Directors’ Loan Committee and Regulatory Oversight Committee. He also serves on the Board of Directors of Village Bank Mortgage Corporation.

Michael L. Toalson, 59, has been a director since 2004.  Mr. Toalson is Chief Executive Officer of the Home Builders Association of Virginia.  He heads the HBAV lobbying team before state lawmakers and regulators and is the chief administrative officer of the 4,000 member business organization.  His familiarity with various home builders and the Virginia real estate market in general are invaluable to the board of directors in evaluating significant loan relationships and marketing the Bank’s services to the home building community.  Mr. Toalson serves as Chairman of the Asset Quality Committee and also as a member of the Compensation Committee. He also serves on the Board of Directors of Village Bank Mortgage Corporation.

O. Woodland Hogg, Jr., 67, has been a director since 2008 when River City Bank merged with Village Bank. He formerly served as a director of River City Bank since 2003. Mr. Hogg is the owner and principal broker of ERA Woody Hogg & Associates, a real estate brokerage business.  He brings managerial skills as well as a keen knowledge of the real estate market in central Virginia to the board of directors.  Mr. Hogg is a member of the Directors’ Loan Committee. He also serves on the Board of Directors of Village Bank Mortgage Corporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent Directors
Whose Terms Expire in 2013 (Class A)

Craig D. Bell, 54, is a founder of the Bank and has been a director since 1998. Mr. Bell is Chairman of the Board of Directors of Village Bank and Trust Financial Corp.  He is a partner with the law firm of McGuireWoods LLP, where he is the Chair of the Business Tax Department and is the head of the State and Local Tax and Tax Litigation Groups. Mr. Bell is an Emeritus Director of the Community Tax Law Project, a non-profit provider of pro bono tax assistance to low income families and its former President; a Fellow of the American College of Tax Council; former Chair of both the Virginia State Bar Section of Taxation and the Virginia Bar Association Tax Section; a Barrister member of the Edgar J. Murdock Inn of Court for Tax; an adjunct Professor of Law at the College of William and Mary School of Law; and a Trustee of both the Virginia War Museum and the Henricus Park Foundation. Mr. Bell retired from the Army Reserves in 2006 as a Lieutenant Colonel after completing 27 years of service.  As a result of this experience, Mr. Bell brings leadership and decision making skills to the board of directors. Mr. Bell serves as Chairman of the Executive Committee and Regulatory Oversight Committee. He is also a member of the Compensation Committee and Strategic Planning Committee.

John T. Wash, 67, has been a director since 2008 when River City Bank merged with Village Bank.  He formerly served as a director of River City Bank since 2003.  Mr. Wash has developed significant managerial and marketing skills as a real estate investor and Managing Partner of Hanover Plaza, LLC and Bay Court Associates, LLC since 1988.  In addition, Mr. Wash was previously President of Galeski Optical from 1999 to 2005 and owner of Hanover Cleaners & Tuxedo Rentals from 1978 to 2008.  Ho Co-chairs the Directors’ Loan Committee and is also a member of the Strategic Planning Committee.

George R. Whittemore, age 62, has been a director since 1998.  Mr. Whittemore is retired.  He is a member of the board of directors of Supertel Hospitality, Inc., a publicly traded real estate investment trust that owns hotels and currently serves as chairman of its compensation committee and is a member of its audit committee.  He was a consultant to Supertel Hospitality from August 2004 to August 2005 and its president form November 2001 to August 2004.  Mr. Whittemore served as director and Senior Vice President/Senior Administrative Officer of Anderson & Strudwick, Inc., a brokerage and investment banking firm from November 1996 until November 2001.  He was President/Chief Executive Officer of Pioneer Financial Corporation and its subsidiary, Pioneer Federal Savings Bank, from September 1982 until its merger with Signet Banking Corporation (now Wells Fargo Corporation) in August 1994.  Mr. Whittemore is a director of Prime Group Realty Trust, Inc., a real estate investment trust that owns commercial office buildings, and serves as chairman of its audit committee.  He is also a director of Lightstone Value Plus REIT and Lightstone Value Plus REIT II, both non-publicly traded real estate investment trusts that own various types of commercial real estate and related investments, and is a member of the audit committee of both companies.  Mr. Whittemore provides experience in banking, investment banking, commercial real estate, and public company management and board experience that are important to the company.  He serves on the Directors’ Loan Committee, Asset Quality Committee and Regulatory Oversight Committee. He is also a member of the Board of Directors of Village Bank Mortgage Corporation.

Thomas W. Winfree, 67, has been a director since 2001. Mr. Winfree has been a Virginia banker for more than 40 years and has served as Chief Executive Officer and President of Village Bank and Trust Financial Corp. since its inception.  He has also served as President and Chief Executive Officer of Village Bank since 2001.  This experience has afforded him broad knowledge and a keen understanding of all aspects of banking.  In addition to his banking experience, he served as President of the Chesterfield Chamber of Commerce during 2004 and was appointed to again serve on the Chamber’s Board of Directors in 2009-2010. Mr. Winfree is also a founding member and Director of the Families of the Wounded Fund, Inc., an organization dedicated to helping the families of soldiers severely wounded in Iraq and Afghanistan who are being treated at McGuire Veterans Hospital.  He currently serves on the Dean’s Advisory Council for the University of Richmond, the Chesterfield Business Council Board, the Retail Merchants Association Board, the Bon Secours Health Systems Joint Hospitals Board as Chairman, the St. Francis Medical Center Citizens Board, the Greater Richmond Chamber of Commerce Board, and the Goochland Rotary.  Mr. Winfree is a member of the Executive Committee, Directors’ Loan Committee, Strategic Planning Committee and Regulatory Oversight Committee. He also serves as Chairman of the Board of Village Bank Mortgage Corporation.

Incumbent Directors
Whose Term Will Expire in 2014 (Class B)

R. T. Avery, III, 62, has been a director since 1998.  Mr. Avery is President and co-founder of Chesterfield Construction Services, Inc., which trades as Emerald Homes.  This company specializes in the “work force affordable” sector of the residential construction market.  Mr. Avery has over 30 years of experience in real estate development and home building in central Virginia.  This experience provides managerial expertise to the board of directors as well as an extensive knowledge of the real estate market in which Village Bank operates.  Mr. Avery serves as the Co-Chair of the Directors’ Loan Committee and is also a member of the Strategic Planning Committee and Regulatory Oversight Committee.

William B. Chandler, 62, has been a director since 1998.  Mr. Chandler has developed significant managerial and marketing skills as a co-owner in two corporations: Manchester Industries, Inc., which converts board and paper into sheets from roll stock for the printing industries, and Plastex Fabricators, Inc., which is a fabricator of industrial and commercial plastics used for décor in the retail industry.  He currently is responsible for engineering, construction, safety and production of Manchester Industries and serves as its Executive Vice President. He is also President of Plastex Fabricators located in Charlotte, North Carolina. Mr. Chandler serves as Chairman of the Compensation Committee and is also a member of the Audit Committee and Regulatory Oversight Committee.

R. Calvert Esleeck, Jr., 67, has been a director since 1998.  He brings financial expertise and business leadership skills developed through owning and managing Murray & Esleeck, P.C., a certified public accounting firm in Chesterfield Virginia for 30 years before his retirement in 2008.   Mr. Esleeck is a combat veteran of the Vietnam War where he served as a Marine Infantry Officer.  He is also a founder of the Families of the Wounded Fund, Inc., an organization dedicated to helping the families of service members severely wounded in Iraq and Afghanistan who are being treated at McGuire Veterans Hospital.  He is President of the Fund and currently serves on its board of directors.  Mr. Esleeck qualifies as an audit committee financial expert under SEC guidelines.  He serves as Co-Chair of the Audit Committee and as a member of the Asset Quality Committee, Strategic Planning Committee and Regulatory Oversight Committee.

Charles E. Walton, 66, has been a director since 2008 when River City Bank merged with Village Bank. He formerly served  as a director of River City Bank.  Mr. Walton is the owner of Charles E. Walton & Co., P.C., a certified public  accounting firm. Mr. Walton provides accounting and auditing experience, as well as investment and business advisory skills that are critical for the Company.  Mr. Walton qualifies as an audit committee financial expert under SEC guidelines.  He serves as Co-Chair of the Audit Committee and as a member of the Compensation Committee.

Executive Officers Who Are Not Directors

Dennis J. Falk, 53, has served as Senior Vice President-Treasurer/Controller of the Bank since December 2009. Prior to that, Mr. Falk served as Senior Vice President-Commercial Banking for Village Bank from April 2006 to December 2009. Prior to his service at Village Bank, Mr. Falk served as Senior Vice President for SunTrust Bank and was employed by SunTrust (and its predecessor bank in the MidAtlantic region, Crestar Bank) for 14 years. Mr. Falk has over 31 years of banking industry experience.

Rebecca L. “Joy” Kline, 54, has served as Senior Vice President–Retail of the Bank since September 2009. Prior to that, Mrs. Kline served as Vice President-Retail Manager of Village Bank since 2006. Prior to her service to Village Bank, Mrs. Kline served as First Vice President of First Market Bank and Senior Vice President of Central Fidelity Bank. Mrs. Kline has over 32 years of banking industry experience.

Raymond E. Sanders, 58 , has served as Senior Vice President of Village Bank and Trust Financial Corp. since its inception. He has served as Senior Vice President and Chief Operating Officer of Village Bank since June 2004; served as Senior Vice President - Retail Banking from July 2002 to June 2004 and served as Chief Risk Officer since 2010.  Mr. Sanders previously served as President of Seasons Mortgage Group from October 1993 until the company was sold in May 2001.  He has over 35 years of experience in retail and mortgage banking.

C. Harril Whitehurst, Jr., 61, has served as Senior Vice President and Chief Financial Officer of Village Bank and Trust Financial Corp. since its inception.  He has served as Senior Vice President and Chief Financial Officer of the Bank since September 2003. Mr. Whitehurst has over 35 years of banking industry experience. He serves on the Board of Village Bank Mortgage Corporation.

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth, as of March 9, 2012, unless otherwise noted, certain information with respect to beneficial ownership of shares of common stock by each of the members of the board of directors, by the executive officers named in the “Summary Compensation Table” below, and by all directors and executive officers as a group.  Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

VILLAGE BANK AND TRUST FINANCIAL CORP.
Beneficial Ownership

	Amount and Nature of	Percent of
Name	Beneficial Ownership	Class (%)

Directors:
R. T. Avery, III (1)	93,554	2.20%
Donald J. Balzer, Jr. (2)	88,101	2.07%
Craig D. Bell (3)	63,313	1.49%
William B. Chandler (4)	76,611	1.80%
R. Calvert Esleeck, Jr. (5)	45,986	1.08%
O. Woodland Hogg (6)	33,700	*
Michael A. Katzen (7)	20,028	*
Michael L. Toalson (8)	7,141	*
Charles E. Walton (9)	21,840	*
John T. Wash (10)	23,390	*
George R. Whittemore (11)	31,411	*
Thomas W. Winfree (12)	118,162	2.78%

Named Executive Officers:
Raymond E. Sanders (13)	30,388	*
C. Harril Whitehurst, Jr. (14)	37,037	*

Directors and executive officers
as a group (16 persons)	701,738	16.50%

* Indicates that holdings amount to less than 1% of the outstanding shares of common stock.

(1)
Amount disclosed includes 13,500 shares of common stock owned by Mr. Avery; 5,200 shares of common stock in Mr. Avery’s Simplified Employee Pension Plan; 1,200 shares of common stock in Mr. Avery’s IRA account; 9,700 shares of common stock in Mr. Avery’s 401(k) account; 4,070 shares of common stock owned by Mr. Avery’s son; 49,773 shares of common stock owned by Mr. Avery’s spouse; and options to acquire 10,111 shares of common stock.

(2)
Amount disclosed includes 64,825 shares of common stock owned by Mr. Balzer, of which 5,000 shares are held jointly with Mr. Balzer’s spouse; 3,265 shares of common stock in Mr. Balzer’s IRA account; 5,800 shares of common stock owned by DJB Family Ltd. Partnership; 1,100 shares of common stock owned by Mr. Balzer’s spouse; 3,000 shares of common stock owned by Mr. Balzer’s children; and options to acquire 10,111 shares of common stock.

(3)
Amount disclosed includes 49,001 shares of common stock owned by Mr. Bell; 4,100 shares of common stock in Mr. Bell’s IRA account; 100 shares of common stock owned jointly with Mr. Bell’s brother; and options to acquire 10,112 shares of common stock.

(4)	Amount disclosed includes 60,500 shares of common stock owned by Mr. Chandler; 6,000 shares of common stock owned by Mr. Chandler’s children; and options to acquire 10,111 shares of common stock.
(5)	Amount disclosed includes 18,900 shares of common stock owned by Mr. Esleeck, of which 7,500 shares are held jointly with Mr. Esleeck’s spouse; 190 shares of common stock in Mr.

(6)
Esleeck’s Roth IRA account; 1,766 shares of common stock in Mr. Esleeck’s IRA account; 9,712 shares of common stock owned by Mr. Esleeck’s spouse; 5,307 shares of common stock owned by Mr. Esleeck’s children; and options to acquire 10,111 shares of common stock.

(7)
Amount disclosed includes 17,755 shares of common stock owned by Mr. Hogg, of which 11,655 shares are held jointly with Mr. Hogg’s spouse; 5,440 shares of common stock in Mr. Hogg’s IRA account; 5,505 shares of common stock owned by Mr. Hogg’s spouse; and options to acquire 5,000 shares of common stock.

(8)	Amount disclosed includes 14,028 shares of common stock owned by Mr. Katzen, of which 11,528 shares are held jointly with Mr. Katzen’s spouse; and options to acquire 6,000 shares of common stock.
(9)
Amount disclosed includes 4,300 shares of common stock owned by Mr. Toalson, of which 4,300 shares are held jointly with Mr. Toalson’s spouse; 1,230 shares of common stock in Mr. Toalson’s IRA account; and options to acquire 1,611 shares of common stock.

(10)
Amount disclosed includes 8,390 shares of common stock owned by Mr. Walton, of which 5,380 shares are held jointly with Mr. Walton’s spouse: 5,870 shares of common stock in Mr. Walton’s IRA account; 830 shares of common stock in Mr. Walton’s ROTH IRA account; 750 shares of common stock owned by Mr. Walton’s spouse; and options to acquire 6,000 shares of common stock.

(11)	Amount disclosed includes 10,000 shares of common stock owned by Mr. Wash; 7,890 shares of common stock in Mr. Wash’s IRA account; and options to acquire 5,500 shares of common stock.
(12)
Amount disclosed includes 2,600 shares of common stock owned by Mr. Whittemore; 3,700 shares of common stock in Mr. Whittemore’s IRA account; 17,500 shares of common stock owned by Mr. Whittemore’s spouse; and options to acquire 7,611 shares of common stock.

(13)
Amount disclosed includes 68,612 shares of common stock owned by Mr. Winfree; 1,022 shares of common stock in Mr. Winfree’s IRA account; 1,323 shares of common stock in Mr. Winfree’s Roth IRA account; 200 shares of common stock owned by Mr. Winfree’s son; options to acquire 47,005 shares of common stock.

(14)	Amount disclosed includes 4,288 shares of common stock owned by Mr. Sanders; options to acquire 26,100 shares of common stock.
(15)	Amount disclosed includes 8,937 shares of common stock owned by Mr. Whitehurst; options to acquire 28,100 shares of common stock.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 9, 2012, unless otherwise noted, certain information with respect to beneficial ownership of shares of common stock by owners of more than 5% of shares of common stock known to Village Bank and Trust Financial Corp.  Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

	Amount and Nature of	Percent of
Name	Beneficial Ownership	Class (%)

John S. Clark	354,669	8.34%
1633 Broadway, 30th Floor
New York, NY 10019

Mr. Clark beneficially owns 354,669 shares of common stock.  Mr. Clark has sole voting and dispositive power with respect to 322,669 shares of common stock, which includes 12,000 shares of common stock held by trusts for which he serves as sole trustee.  Mr. Clark has shared voting and dispositive power with respect to 32,000 shares of common stock deemed beneficially owned by his spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Village Bank and Trust Corp.’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of common stock, to file reports of ownership and changes in ownership of common stock.  Officers and directors are required by regulations to furnish Village Bank and Trust Financial Corp. with copies of all Section 16(a) reports that they file.  Based solely on review of the copies of such reports furnished to Village Bank and Trust Financial Corp. or written representation that no other reports were required, Village Bank and Trust Financial Corp. believes that, during fiscal year 2011, our directors and executive officers complied with all applicable Section 16(a) filing requirements except that Mr. Toalson failed to timely file a Form 4 showing the sale of shares in December 2011.

CORPORATE GOVERNANACE

General

The business and affairs of Village Bank and Trust Financial Corp. are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and Village Bank and Trust Financial Corp.’s Articles of Incorporation and Bylaws.  Members of the board are kept informed of Village Bank and Trust Financial Corp.’s business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

Board Leadership

The positions of Chairman of the board of directors and President and Chief Executive Officer of Village Bank and Trust Financial Corp. are held by separate persons due to the distinct and time consuming natures of these roles.  The principal role of the President and Chief Executive Officer is to manage the business of the company in a safe, sound, and profitable manner.  The role of the board of directors, including its Chairman, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the company for the benefit of its shareholders, and to balance the interests of Village Bank and Trust Financial Corp.’s diverse constituencies including shareholders, customers, employees, and communities.

Each board member of Village Bank and Trust Financial Corp. also serves as a director of its sole subsidiary, Village Bank.  Our directors are also actively involved in our strategic planning process and the management of our nonperforming assets.

Independence of the Directors

The board of directors has determined that the following eleven individuals of its twelve current members are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”): R. T. Avery, III, Donald J. Balzer, Jr., Craig D. Bell, William B. Chandler, R. Calvert Esleeck, Jr., O. Woodland Hogg, Jr., Michael A. Katzen, Michael L. Toalson, Charles E. Walton, John T. Wash, Sr. and George R. Whittemore.  In reaching this conclusion, the board of directors considered that Village Bank and Trust Financial Corp. and its subsidiaries conduct business with companies of which certain members of the board of directors or members of their immediate families are or were directors or officers.

In addition to the matters discussed below under “Certain Relationships and Related Transactions”, the board of directors considered the following relationships between Village Bank and Trust Financial Corp. and two of its directors to determine whether such directors were independent under NASDAQ’s listing standards:

•
Donald J. Balzer, Jr. is member of the board of directors of Balzer & Associates, Inc., an architectural, engineering, surveying and landscape architectural firm.  Village Bank and Trust Financial Corp. paid Balzer & Associates approximately $5,147 to provide engineering and landscape design services in 2011.

•	Craig D. Bell is a partner with the law firm of McGuire Woods LLP. Village Bank and Trust Financial Corp. paid McGuire Woods, LLP approximately $1,221 in legal fees in 2011.

There were no other relationships between Village Bank and Trust Financial Corp. and its directors except as disclosed below under “Certain Relationships and Related Transactions”.

Code of Ethics

Village Bank and Trust Financial Corp. has a Code of Ethics for directors, officers and all employees of Village Bank and Trust Financial Corp. and its subsidiaries, and a Code of Ethics applicable to Village Bank and Trust Financial Corp.’s Chief Executive Officer, Chief Financial Officer and other principal financial officers.  The Code addresses such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest.  A copy of the Code will be provided, without charge, to any shareholder upon written request to the Secretary of Village Bank and Trust Financial Corp., whose address is P.O. Box 330, 15521 Midlothian Turnpike, Suite 200, Midlothian, Virginia 23113.

Board and Committee Meeting Attendance

There were 14 meetings of Village Bank and Trust Financial Corp.’s board of directors in 2011.  Each incumbent director attended greater than 75% of the aggregate number of meetings of the board of directors and meetings of committees of which the director was a member in 2011.

Executive Sessions

The board of directors expects to hold executive sessions of independent directors at each board meeting.  At least one executive session is held for the purpose of evaluating the President and Chief Executive Officer.  Any independent director can request that an executive session be scheduled.

Board’s Role in Risk Oversight

The board of directors oversees risk management to be reasonably certain that Village Bank and Trust Financial Corp.’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The board of directors performs its risk oversight in several ways. The board of directors establishes standards for risk management by approving policies that address and mitigate Village Bank and Trust Financial Corp.’s most material risks.  These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money-Laundering compliance.  The board of directors also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The board of directors conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. The risk oversight activities of the Audit, Compensation, Executive and Loan Committees are described in the “Committees of the Board” section of this proxy statement, below; in the “Executive Compensation” section, beginning on page 15; and in the “Audit Information” section, beginning on page 23.

The board of directors is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The board of directors also meets regularly in executive session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the full board of directors is able to monitor Village Bank and Trust Financial Corp.’s risk profile and risk management activities on an ongoing basis.

Committees of the Board

Village Bank and Trust Financial Corp. has an Audit Committee, a Compensation Committee and an Executive Committee. Village Bank and Trust Financial Corp. does not have a standing nominating committee.

Audit Committee

Village Bank and Trust Financial Corp.’s Audit Committee assists the board of directors in fulfilling its oversight responsibility to the shareholders relating to the integrity of Village Bank and Trust Financial Corp.’s financial statements, Village Bank and Trust Financial Corp.’s compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for Village Bank and Trust Financial Corp.  The board of directors has adopted a written charter for the Audit Committee.  A copy of the charter is available at our website at http://www.villagebank.com under “Investor Relations,” “Governance Documents”.

The members of the Audit Committee are Messrs. Esleeck, Walton and Chandler, all of whom the board of directors, in its business judgment, has determined are independent as defined by NASDAQ’s listing standards and regulations of the Securities and Exchange Commission.  The board of directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Esleeck and Mr. Walton qualify as audit committee financial experts as defined by SEC regulations.

The Audit Committee met six times in 2011.  For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” later in this Proxy Statement.

Compensation Committee

            Village Bank and Trust Financial Corp.’s Compensation Committee assists the board of directors in fulfilling their responsibility to the shareholders to ensure that Village Bank and Trust Financial Corp.'s officers, key executives, and board members are compensated in accordance with Village Bank and Trust Financial Corp.'s total compensation objectives and executive compensation policy. The Compensation Committee shall advise and recommend for approval compensation policies, strategies, and pay levels necessary to support organizational objectives. The board of directors has adopted a written charter for the Compensation Committee.  A copy of the charter is also available at our website at http://www.villagebank.com under “Investor Relations,” “Governance Documents”.

            The members of the Compensation Committee are Messrs. Chandler, Bell, Toalson, and Walton, all of whom the board in its business judgment has determined are independent as defined by NASDAQ’s listing standards.

The Compensation Committee’s primary objective is to provide competitive levels of compensation to attract, retain and reward outstanding executive officers.  In a highly competitive community banking marketplace, excellent leadership is essential.  Our executive officers are expected to manage the business of Village Bank and Trust Financial Corp. in a manner that promotes its growth and profitability for the benefit of our shareholders.  To that end, we believe that:

•	Our key executives should have compensation opportunities at levels that are competitive with peer institutions.

•	Total compensation should include significant “at risk” components that are linked to annual and longer term performance results.

•
Stock-based compensation should form a key component of total compensation as a means of linking senior management to the long term performance of Village Bank and Trust Financial Corp. and aligning their interests with those of shareholders.

The Compensation Committee’s compensation philosophy with respect to its executive officers is one of pay for performance.  Accordingly, an executive officer’s annual compensation consists of a base salary, an annual monetary bonus and stock-based compensation.  The annual monetary bonus is utilized to reward our executives for achieving short-term financial and productivity goals, and stock-based compensation is utilized for achieving long-term financial and productivity goals.  The Compensation Committee evaluates all compensation plans to ensure that they do not encourage unnecessary or excessive risk.

The Compensation Committee has engaged Lockton Companies, LLC as an independent executive compensation advisor.  The compensation advisor advises the Compensation Committee on matters relating to compensation benchmarking, staying current with regulatory and legal issues related to executive compensation, and designing appropriate compensation programs. As part of its consultation with the Compensation Committee, the compensation advisor provides the Committee with peer group comparisons. The Compensation Committee has direct access to the consultant and control over its engagement.

            The Compensation Committee met three times in 2011.

Executive Committee

When the board of directors is not in session, the Executive Committee is authorized to exercise all of the board of director’s power except for certain responsibilities of the board of directors, such as approval of an amendment of the articles of incorporation, a plan of merger or consolidation or the issuance of stock.

The members of the Executive Committee are Messrs. Bell (Chairman), Balzer and Winfree. The Executive Committee met two times in 2011.

Director Nomination Process

The independent members of the board of directors perform the functions of a nominating committee.  The board of directors does not believe it needs a separate nominating committee because the independent directors (as that term is defined in the NASDAQ listing standards) have the time and resources to perform the function of recommending nominees to the board of directors.  The board of directors has adopted a resolution that provides that it will not nominate any person who has not been recommended for nomination by a majority of the independent directors.

In identifying potential nominees, the independent directors take into account such factors as they deem appropriate, including the current composition of the board of directors, the range of talents, experiences and skills that would best complement those that are already represented on the board of directors, the balance of management and independent directors and the need for specialized expertise.  The independent directors consider candidates for board membership suggested by its members and by management, and the independent directors will also consider candidates suggested informally by a shareholder of Village Bank and Trust Financial Corp.

In the consideration of director nominees, including any nominee that a shareholder may submit, the independent directors consider, at a minimum, the following factors for new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of Village Bank and Trust Financial Corp.;
•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•
The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the board of directors; and
•	The prospective nominee’s involvement within the communities Village Bank and Trust Financial Corp. serves.

Shareholders entitled to vote for the election of directors may recommend candidates for the independent directors to consider formally in connection with an annual meeting as long as the recommendation is made on or before the last date on which a shareholder may nominate an individual for election to the board of directors under Village Bank and Trust Financial Corp.'s Bylaws.

Under the process used by Village Bank and Trust Financial Corp. for selecting new board candidates, the President and Chief Executive Officer and the board of directors identify the need to add a new board member with specific qualifications or to fill a vacancy on the board.  The Chairman of the board of directors will initiate a search, working with staff support and seeking input from board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders.  An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the board may be presented to the board of directors.  A determination is made as to whether board members have relationships with preferred candidates and can initiate contacts.  The President and Chief Executive Officer and the Chairman of the board of directors interview prospective candidates.  The board of directors meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval.

Director Compensation

Members of the board of directors of Village Bank and Trust Financial Corp. do not receive fees for their service as directors.  However, all of the directors of Village Bank and Trust Financial Corp. also serve as directors of Village Bank.  As compensation for his service to Village Bank, each member of the board of directors receives fees as follows:

•	an annual retainer fee of $10,000, paid quarterly in increments of $2,500,
•	an attendance fee of $500 for each meeting of the board attended ($650 for the Chair of the board), and
•
an attendance fee of $200 for each meeting of a committee attended ($300 for the Chair of the committee), with the exception that the Audit Committee members receive $300 for each meeting attended ($450 for the Chair of the committee).

Board members who are also officers do not receive any additional compensation above their regular salary for board service or attending committee meetings.

Board members who also serve on the Village Bank Mortgage Corporation Board include O. Woodland Hogg, Jr., Michael A. Katzen, Michael L. Toalson, George R. Whittemore, Thomas W. Winfree, C. Harril Whitehurst, Jr. and Jerry M. Mabry. Each of the non-employee Directors received $200 per quarterly meeting for attending such meetings.

In 2005, Village Bank and Trust Financial Corp. adopted the Outside Directors Deferral Plan under which non-employee directors of the Bank have the opportunity to defer receipt of all or a portion of their compensation until retirement or departure from the board of directors.  Any amounts deferred under this plan are maintained in an account for the benefit of the director and are credited annually with interest on the deferred amount at a rate established by the board of directors in its sole discretion prior to the beginning of each plan year.

The following table provides information concerning the compensation of all non-employee directors for the year ended December 31, 2011:

Director Compensation for 2011

	Fees Earned
	or Paid
Name	in Cash ($)		Total ($)

R.T. Avery, III	$20,550	(1)	$20,550
Donald J. Balzer, Jr.	17,550	(1)	17,550
Craig D. Bell	21,925	(1)	21,925
William B. Chandler	19,400	(1)	19,400
R. Calvert Esleeck, Jr.	21,750	(1)	21,750
O. Woodland Hogg, Jr.	19,350		19,350
Michael A. Katzen	20,300	(1)	20,300
Michael L. Toalson	18,750		18,750
Charles E. Walton	20,100		20,100
John T. Wash, Sr.	20,300		20,300
George R. Whittemore	20,250		20,250

(1) All fees earned by the director were deferred for the year ended December 31, 2011.

Annual Meeting Attendance

Village Bank and Trust Financial Corp. encourages members of the board of directors to attend the annual meeting of shareholders.  Eleven of the twelve directors attended the 2011 annual meeting.

Communications with Directors

Any director may be contacted by writing to him c/o Village Bank and Trust Financial Corp., P.O. Box 330, 15521 Midlothian Turnpike, Suite 200, Midlothian, Virginia 23113.  Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of Village Bank and Trust Financial Corp.  Village Bank and Trust Financial Corp. promptly forwards all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table presents information concerning the compensation of the named executive officers for services rendered in all capacities to Village Bank and Trust Financial Corp. and Village Bank.

Summary Compensation Table

			All Other
Name and Principal			Compensation
Position	Year	Salary ($)	($) (1)	Total

Thomas W. Winfree	2011	$210,106	$29,059	$239,165
President and Chief	2010	210,000	26,777	236,777
Executive Officer

C. Harril Whitehurst, Jr.	2011	175,000	35,662	210,662
Senior Vice President/	2010	175,000	32,847	207,847
Chief Financial Officer

Raymond E. Sanders	2011	170,000	35,409	205,409
Senior Vice President/	2010	170,000	32,642	202,642
Chief Operating Officer

(1) Amounts shown in the "All Other Compensation" column are detailed in the following table:

All Other Compensation

		Company	Cancer	Supplemental
	Life	Vehicle /	Policy	Executive
Name and Principal	Insurance	Automobile	Insurance	Retirement
Position	Premium	Allowance	Premium	Plan	Total

Thomas W. Winfree	$3,575	$-	$427	$25,056	$29,059

C. Harril Whitehurst, Jr.	802	6,000	378	28,482	35,662

Raymond E. Sanders	549	6,000	378	28,482	35,409

Mr. Winfree has an employment agreement with Village Bank and Trust Financial Corp. and Village Bank, and Messrs. Whitehurst and Sanders have employment agreements with Village Bank.  Additional information on these employment agreements is described later in this Proxy Statement. Information on the components of executive compensation is set forth below.

Salary.  A competitive salary for senior management is essential.  Furthermore, flexibility to adapt to the particular skills of an individual or the specific needs of Village Bank and Trust Financial Corp. is required.  Proposed salary adjustments for senior management are presented to the Compensation Committee by Mr. Winfree, typically during the second quarter.  The Compensation Committee reviews the recommendations, makes any further adjustments and generally approves the recommendations with input from the Compensation Committee’s external compensation advisor.  Recommendations regarding adjustments to Mr. Winfree’s salary are reviewed and, if appropriate, approved by the Compensation Committee in executive session. Management received no salary increases in 2008 and 2009; however, the Compensation Committee did approve increases effective January 1, 2010 for senior management. Management received no salary increases in 2011.

Stock-Based Compensation.  The Compensation Committee recommends for approval by the board of directors stock option and restricted stock awards to employees under the 2000 Incentive Plan, as amended and restated February 28, 2006. These awards of stock options and restricted stock are utilized to attract new employees as well as to reward existing employees for performance.

In December 2008, the Compensation Committee asked its external compensation advisor to propose a 2008 restricted stock award for senior management. At the January 2009 meeting of the Compensation Committee, the compensation advisor recommended restricted stock awards for each executive intended to compensate them for not accepting cash compensation they could have received in 2007 and 2008. The Compensation Committee approved restricted stock awards of 8,667 shares, 4,333 shares and 4,333 shares to Mr. Winfree, Mr. Whitehurst and Mr. Sanders, respectively. In approving these awards, the Compensation Committee concluded that they should all be time-vested stock awards. In accordance with FASB ASC Topic 718 the compensation expense for these restricted stock awards was recognized in the 2009 fiscal year. No restricted stock awards or options were granted in 2010 or 2011.

Non-Equity Incentive Plan Compensation.  We offer senior management an opportunity to receive an annual target non-equity incentive bonus of 15 to 20 percent of their year-end base salary, depending on the executive’s responsibilities.  To determine an executive officer’s non-equity incentive, the Compensation Committee adopted the 2009 Management Incentive Plan (the “Plan”).  Under the Plan, an executive officer can earn a bonus by achieving short-term financial and productivity goals established by the Compensation Committee.  These goals are customized for each executive before the beginning of the Plan year to reflect a mix of corporate and individual initiatives and reflect a minimum, target and maximum amount of incentive.  For example, Mr. Winfree’s targeted incentive awards under the Plan are weighted between corporate (70%) and individual (30%) goals. For others in senior management, the mix of corporate and individual weights is generally 60% / 40% or 50% / 50%, respectively, depending on the organizational responsibility of each executive.  At a meeting of the Compensation Committee, usually in December, the Compensation Committee’s external compensation advisor recommends award targets and the award schedule (minimum to maximum awards and their relationship to performance intervals), for the upcoming year.  The Compensation Committee suspended the Plan for 2010 and 2011.

Supplemental Executive Retirement Plan.  We believe that retirement compensation plays an important role in retaining key executives, as well as helping them provide for retirement.  The Compensation Committee retained the compensation advisor to analyze the total retirement benefits provided by Village Bank and Trust Financial Corp. and Social Security to employees with various levels of compensation and years of service so that the Compensation Committee could determine the projected replacement ratio of income at retirement compared with active employment.  Because of limits under our qualified retirement plan on the amount of deferrals that our executives can make, several of our executives can expect to have a lower retirement replacement ratio than we have targeted for all employees.  Consequently, as a matter of “pension equity”, we have adopted a supplemental plan which should provide a benefit for designated executives that will help approach the targeted retirement replacement ratio.

For that reason, we provide a benefit for senior management, including each of the named executive officers.  Village Bank and Trust Financial Corp. provides a potential supplemental retirement plan benefit of $50,000 annually for 15 years to Mr. Winfree and a potential benefit of $25,000 annually for 15 years to Messrs. Whitehurst and Sanders.  To qualify for the benefit, the executive must remain in the employment of Village Bank and Trust Financial Corp. for a stated period of time. Under the plan’s vesting schedule, Mr. Winfree is completely vested.  Messrs. Whitehurst and Sanders have completed seven years of a ten year vesting schedule. In the event of a pre-retirement death, vesting is accelerated and the executive’s named beneficiary receives the benefit over the fifteen year payout schedule.  In the event of a post-retirement death, the executive’s named beneficiary receives any remaining benefit payments of the fifteen year payout schedule.  In the event of a termination of employment resulting from a change in control of Village Bank and Trust Financial Corp., vesting is accelerated and the benefit is paid under the fifteen year payout schedule.

2011 Shareholder Advisory Vote

In 2011, our shareholders voted their approval of the compensation of our executives as described in the proxy statement for the 2011 Annual Meeting of Shareholders.  Approximately 86% of all votes cast were for approval of our executive compensation.  The Compensation Committee considers these results and appreciates this strong showing of shareholder support for our compensation philosophy, plans and practices.  The Compensation Committee strives to continue its work consistent with this support.

Outstanding Equity Awards

The following table sets forth certain information with respect to the amount and value of outstanding equity awards on an award-by-award basis held by the named executive officers at December 31, 2011.

Outstanding Equity Awards at Fiscal Year-end

	Option Awards				Stock Awards
					Number of	Market Value of
					Shares or Units	Shares or Units
	Number of Securities Underlying		Option	Option	of Stock that	of Stock That
	Unexercised Options (#)		Exercise	Expiration	have not	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (1)	Vested ($)

Thomas W. Winfree					4,334	$19,934
	5,000	-	8.80	8/19/2012
	10,000	-	12.50	7/16/2014
	10,000	-	11.96	4/26/2015
	4,650	-	13.00	12/20/2015
	4,500	-	12.50	6/12/2016
	1,667	-	6.00	10/28/2018
	2,618	-	6.00	10/28/2018
	47,005	-

C. Harril Whitehurst, Jr.					2,167	$9,966
	5,000	-	$9.24	9/15/2013
	6,000	-	11.20	1/27/2014
	5,000	-	12.50	7/16/2014
	5,000	-	13.00	7/21/2015
	3,100	-	13.00	12/20/2015
	3,000	-	12.50	6/12/2016
	1,000	-	6.00	10/28/2018
	28,100	-

Raymond E. Sanders					2,167	$9,966
	5,000	-	$8.80	8/19/2012
	4,000	-	8.20	8/18/2013
	5,000	-	12.50	7/16/2014
	5,000	-	13.00	7/21/2015
	3,100	-	13.00	12/20/2015
	3,000	-	12.50	6/12/2016
	1,000	-	6.00	10/28/2018
	26,100	-

(1) Restricted shares not vested at December 31, 2011, vest as follows:

	2/15/2012
Winfree	4,334
Whitehurst	2,167
Sanders	2,167

Employment and Change-in-Control Agreements with Named Executive Officers

Securing the continued service of key executives is essential to the successful future of Village Bank and Trust Financial Corp.  Employment agreements and management continuity agreements (which help retain key executives during a possible change of control situation) assist Village Bank and Trust Financial Corp. by providing security to key executives.

           Village Bank and Trust Financial Corp. and Village Bank have entered into an employment agreement with Mr. Winfree and Village Bank has entered into employment agreements with Messrs. Whitehurst and Sanders.  Mr. Winfree’s employment agreement was entered into May 1, 2001 with an initial term of three years.  Under the agreement, Mr. Winfree agrees to perform the services and duties appropriate to his capacity as the Chief Executive Officer of Village Bank and Trust Financial Corp. and Village Bank, responsible for all day-to-day operations.  Annually, the executive committee of the board of directors reviews Mr. Winfree’s performance for the immediately preceding year and, after such review, may extend the employment agreement for an additional three year period. Mr. Winfree’s current employment agreement covers the period from September 28, 2010 to September 27, 2013.

Messrs. Whitehurst’s and Sanders’ employment agreements were renewed pursuant to their terms on January 1, 2011. Under the agreements, the executives agree to perform the services and duties appropriate to their capacities as Senior Vice Presidents of Village Bank.  Annually, the Compensation Committee of the board of directors reviews Messrs. Whitehurst’s and Sanders’ performance for the immediately preceding year and, after such review, may extend their employment agreements for twenty-four months by an appropriate written instrument executed by Messrs. Whitehurst and Sanders and on behalf of Village Bank.  If the employment agreement is not extended in writing before the end of its term or expressly terminated, it automatically renews or terminates.  Messrs. Whitehurst’s and Sanders’ current employment agreements cover the period from January 1, 2011 to December 31, 2012.

Under the terms of the agreements, each of the named executive officers is entitled to severance payments equal to his respective salary for the balance of the term of his agreement if he is terminated without “Cause” or if he terminates with “Good Reason”, each as defined in the respective agreement.  In addition, for a period of six months, he will continue to receive benefits under all other employee benefit plans or programs in which he was participating prior to termination or, if continued participation is not possible, an equivalent value.

The agreements also provide for termination benefits following a change in control of Village Bank and Trust Financial Corp. If Mr. Winfree’s employment is terminated for any reason other than for Cause during the term of the employment agreement and any renewal term following a change of control of Village Bank and Trust Financial Corp., he will be entitled to a severance payment in an amount equal to 2.99 times his salary and bonus received during the twelve months ending with the termination of his employment to be paid in equal monthly installments over the thirty-six months succeeding the date of termination.  Additionally, for a period of 2.99 years following termination or until such time that Mr. Winfree has secured full time employment with another employer, he is entitled to continued participation in all group, life, health, dental, accident and disability insurance programs and other employee benefit plans that he was eligible to participate in prior to his date of termination. If any other named executive officer’s employment is terminated for any reason other than for Cause during the term of his employment agreement and any renewal term following a change of control of Village Bank and Trust Financial Corp., he will be entitled to a severance payment in an amount equal to his monthly base salary plus an amount equal to the monthly cost for the group health and welfare benefits in which he participated immediately prior to such termination in equal monthly installments for twenty-four months succeeding the date of termination.

On May 1, 2009, each of Messrs. Sanders, Whitehurst and Winfree executed consent letter agreements in connection with Village Bank and Trust Financial Corp.’s participation in the TARP Capital Purchase Program pursuant to which each of them agreed to be subject to the executive compensation and corporate governance requirements of section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”).  As a result, Village Bank and Trust Financial Corp. is prohibited from paying the severance and change in control payments described above.  Had any of our named executive officers’ employment terminated without cause or for good reason or following a change of control on December 31, 2011, the officer would not have been entitled to any payments as a result of such termination.  These limitations will only apply so long as the U.S. Treasury holds the preferred stock issued pursuant to the TARP Capital Purchase Program.  For more information about these restrictions, see “TARP Standards on Executive Compensation” below.

TARP Standards on Executive Compensation

In May 2009, Village Bank and Trust Financial Corp. sold a series of its preferred stock to the U.S. Treasury under the TARP Capital Purchase Program.  As a result of this transaction, Village Bank and Trust Financial Corp. became subject to certain executive compensation and corporate governance requirements under section 111 of EESA, as implemented by Treasury regulations. Those requirements apply to certain of our executive officers and employees, including Thomas W. Winfree, C. Harril Whitehurst, Jr. and Raymond E. Sanders (the “SEOs”). Those requirements include:

•	Prohibiting the payment of any severance payments to our SEOs and next five most highly compensated employees;
•
Prohibiting the payment or accrual of any bonus payment to Mr. Winfree, our most highly compensated employee, except for (i) an award of long-term restricted stock with a value not exceeding one-third of his annual compensation and (ii) a payment contractually required to be paid and to which he had a legally binding right as of February 11, 2009;

•
Subjecting our SEOs and our next twenty most highly compensated officers to recovery of any bonus or incentive compensation paid to them where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate; and

•	Limiting Village Bank and Trust Financial Corp.’s tax deduction for compensation paid to any SEO of $500,000 annually.

In addition, the regulations generally require the Compensation Committee to meet at least every six months with senior risk officers to evaluate compensation plans to ensure that these plans do not encourage unnecessary and excessive risk taking that threaten the value of Village Bank and Trust Financial Corp., to consider ways to limit those risks, and to evaluate these plans to ensure that they do not encourage the manipulation of reported earnings.

Equity Compensation Plans

The following table sets forth information as of December 31, 2011, with respect to compensation plans under which shares of Common stock are authorized for issuance.

Equity Compensation Plan Information

Number of Securities
	Number of Securities to	Weighted Average	Remaining Available
	Be issued Upon Exercise	Exercise Price of	for Future Issuance
	of Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans (1)

Equity Compensation Plans
approved by shareholders:

Incentive Plan, as amended
and restated May 23, 2006 (2)	296,848	$9.85	86,767

Equity Compensation Plans
not approved by
shareholders: (3)	-	-	-

	296,848	$9.85	86,767

(1) Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2) The Incentive Plan permits grants of stock options and awards of common stock and/or restricted stock, phantom stock or stock appreciation rights.
(3) The Company does not have any equity compensation plans that have not been approved by shareholders.

Certain Relationships and Related Transactions

Some of the directors and officers of Village Bank and Trust Financial Corp. are customers of Village Bank and Trust Financial Corp., and Village Bank and Trust Financial Corp. has had banking transactions in the ordinary course of its business with directors, officers, and their associates, on substantially the same terms, including interest rates, collateral and repayment terms on loans, as those prevailing at the same time for comparable transactions with persons not related to Village Bank and Trust Financial Corp.  All outstanding loans to such officers and directors and their associates are current as to principal and interest and do not involve more than the normal risk of collectability or present other unfavorable features.  None of such outstanding loans are classified as non-accrual, past due, restructured or potential problems.  As of December 31, 2011, all loans to directors, executive officers and their affiliates totaled approximately $9,386,000 or approximately 26% of stockholders’ equity at such date.

There are no legal proceedings to which any director, officer or associate is a party that would be material and adverse to Village Bank and Trust Financial Corp.

PROPOSAL TWO
ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act (“ARRA”) of 2009 includes a provision requiring Capital Purchase Program (“CPP”) participants like Village Bank and Trust Financial Corp., during the period in which any obligation arising from assistance provided under the CPP remains outstanding, to permit a separate and non-binding shareholder vote to approve executive compensation as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse Village Bank and Trust Financial Corp.’s executive pay program.  Accordingly, shareholders of Village Bank and Trust Financial Corp. are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Village Bank and Trust Financial Corp. approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”

As provided in the ARRA, this is an advisory vote only.  Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the annual meeting and entitled to vote.

The Board of Directors believes that Village Bank and Trust Financial Corp.’s compensation policies and procedures are strongly aligned with the long-term interests of its shareholders.  Because your vote is advisory, it will not be binding upon the board of directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL
OF PROPOSAL TWO - ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has appointed, subject to shareholder approval, the firm of BDO USA, LLP as the independent registered public accounting firm to audit the consolidated financial statements of Village Bank and Trust Financial Corp. for the fiscal year ending December 31, 2012.  BDO USA, LLP audited the financial statements of Village Bank and Trust Financial Corp. for the year ended December 31, 2011.  A majority of the votes cast at the meeting by holders of the Common stock is required for the ratification of the appointment of the independent registered public accounting firm.

Representatives of BDO USA, LLP are expected to be present at the Annual meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR THE APPOINTMENT OF
BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

AUDIT INFORMATION

The Audit Committee operates under a written charter that the board of directors has adopted.

Fees of Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of Village Bank and Trust Financial Corp.’s annual financial statements for the fiscal years ended December 31, 2011 and 2010, and for the review of the financial statements included in Village Bank and Trust Financial Corp.’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $161,000 for 2011 and $154,500 for 2010.

The aggregate fees billed by BDO USA, LLP for other services rendered to Village Bank and Trust Financial Corp. or the Bank for the fiscal year ended December 31, 2011 was $13,100 for the audit of the Employee Benefit Plan. Fees billed by BDO USA, LLP for December 31, 2010 were $12,500 for the audit of the Employee Benefit Plan

Audit Related Fees

There were no fees billed by BDO USA, LLP for professional services for assurance and related services that are reasonably related to the performance of the audit or review of Village Bank and Trust Financial Corp.’s financial statements and not reported under the heading “Audit Fees” above for the fiscal year ended December 31, 2011 and 2010.

Tax Fees

The aggregate fees billed by BDO USA, LLP for professional services for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2011 were $16,000. The fees for fiscal year ended December 31, 2010 were $19,675.

The aggregate fees billed by BDO USA, LLP for other services rendered to Village Bank and Trust Financial Corp. or the Bank for the fiscal year ended December 31, 2011 was $13,100 for the audit of the Employee Benefit Plan. Fees billed by BDO USA, LLP for December 31, 2010 were $12,500 for the audit of the Employee Benefit Plan.

Audit Committee Report

The Audit Committee is composed of three directors, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	the preparation, presentation and integrity of Village Bank and Trust Financial Corp.’s consolidated financial statements; and
•	complying with laws and regulations and ethical business standards.

Village Bank and Trust Financial Corp.’s independent registered public accounting firm is responsible for:

•	performing an independent audit of Village Bank and Trust Financial Corp.’s consolidated financial statements; and
•	expressing an opinion as to the conformity of Village Bank and Trust Financial Corp.’s consolidated financial statements with U.S. generally accepted accounting principles.

The Audit Committee is responsible for:

•	the appointment, compensation, retention and oversight of the work of
o
the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for Village Bank and Trust Financial Corp.;

o	the accounting firm engaged for the purpose of performing internal audit procedures for Village Bank and Trust Financial Corp.;
o	the firm engaged for the purpose of performing a review of the loan portfolio for Village Bank and Trust Financial Corp.;
•	monitoring, overseeing and reviewing the accounting and financial reporting processes of Village Bank and Trust Financial Corp.;

The Audit Committee has met and held discussions with management and BDO USA, LLP, Village Bank and Trust Financial Corp.’s independent registered public accounting firm. Management represented to the Audit Committee that Village Bank and Trust Financial Corp.’s consolidated financial statements for the year ended December 31, 2011 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and BDO USA, LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with BDO USA, LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), as modified or supplemented.  The Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP the firm’s independence from Village Bank and Trust Financial Corp. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

Based upon its discussions with management and BDO USA, LLP and its review of the representations of management and the report of BDO USA, LLP to the Audit Committee, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Village Bank and Trust Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.  By recommending to the board of directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee Members
R. Calvert Esleeck, Jr., Co-Chairman
Charlie E. Walton, Co-Chairman
William B. Chandler

Midlothian, Virginia
April 19, 2012

Pre-Approval Policies

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services.  The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

PROPOSALS FOR 2013
ANNUAL MEETING OF SHAREHOLDERS

The next annual meeting of shareholders will be held by Village Bank and Trust Financial Corp. on or about May 28, 2013.  Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in Village Bank and Trust Financial Corp.’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 20, 2012.  All such proposals and notifications should be sent to Thomas W. Winfree, President and Chief Executive Officer, at 15521 Midlothian Turnpike, Suite 200, Midlothian, Virginia 23113.

Village Bank and Trust Financial Corp.’s bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election.  Such nominations require written notice delivered to the Secretary of Village Bank and Trust Financial Corp. at its principal executive office not less than 60 days nor more than 90 days prior to the date of the annual meeting; or in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made, the shareholder has 10 days after the earlier of the date of notice or public disclosure to give written notice.  The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected.  Any shareholder may obtain a copy of the bylaws, without charge, upon written request to the Secretary of Village Bank and Trust Financial Corp.  Based upon an anticipated date of May 28, 2013 for the annual meeting, Village Bank and Trust Financial Corp. must receive any notice of nomination or other business no later than March 29, 2013 and no earlier than February 27, 2013.

OTHER MATTERS

VILLAGE BANK AND TRUST FINANCIAL CORP.’S ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”), WHICH INCLUDES A COPY OF VILLAGE BANK AND TRUST FINANCIAL CORP.’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 (EXCLUDING EXHIBITS), AS FILED WITH THE SEC, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT.  A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO C. HARRIL WHITEHURST, JR., SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, WHOSE ADDRESS IS P.O. BOX 330, MIDLOTHIAN, VIRGINIA, 23113-0330.  THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

[FORM OF PROXY]

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
VILLAGE BANK AND TRUST FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 2012

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints R. Calvert Esleeck, Jr. and R.T. Avery, III, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated hereon and upon any other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. (the "Company"), to be held on Tuesday, May 22, 2012 at 10:00 a.m. at Village Bank Corporate Headquarters, 15521 Midlothian Turnpike, Midlothian, Virginia, or any adjournments thereof, for the following purposes:

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______ Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

	For	With-hold	For All Except
1. To elect as directors the four persons listed as nominees below.	☐	☐	☐

For terms expiring in 2015

Donald J. Balzer, Jr.
Michael A. Katzen
Michael L. Toalson
O. Woodland Hogg, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

	For	Against	Abstain
2. To approve the following advisory (nonbinding) resolution: RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement pursuant to the rules of the Securities and Exchange Commission.	☐	☐	☐
3. To ratify the appointment of the firm of BDO USA, LLP as Village Bank and Trust Financial Corp.'s independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Mark here if you plan to attend the meeting. ☐

Please provide your e-mail address:

____

Detach above card, sign, date and mail in postage paid envelope provided.

VILLAGE BANK AND TRUST FINANCIAL CORP.

If signed as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

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